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                                                            Exhibit 23.1



               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements Nos. 33-69682 and 33-69684 on Form S-8 for Triangle Pacific Corp. 1993 Long-Term Incentive Compensation Plan and the Triangle Pacific Corp. Nonemployee Director Stock Option Plan.




                                        Arthur Andersen & Co.




Dallas, Texas
  March 29, 1994